UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

PGIM Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01582	88-1771414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Broad Street Newark, New Jersey	07102-4410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 802-5032

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of PGIM Private Credit Fund (the “Fund”) as of September 30, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of September 30, 2023
Class S Common Shares	$26.87
Class D Common Shares	$26.91
Class I Common Shares	$26.92

As of September 30, 2023, the Fund’s aggregate NAV was $115.4 million, the fair value of its investment portfolio was $83.9 million, and it had $0.00 of debt outstanding (at principal).

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $2.5 billion (the “Offering”) in shares of beneficial interest (the “Shares”). Additionally, the Fund has sold shares that are exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder (the “Private Offering”). The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class S Common Shares	—	$—
Class D Common Shares	—	$—
Class I Common Shares	937	$25,000
Private Offering:
Class S Common Shares	382	$10,000
Class D Common Shares	382	$10,000
Class I Common Shares	4,285,940	$109,102,500
Total Offering and Private Offering *	4,287,640	$109,147,500

* Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGIM PRIVATE CREDIT FUND

Date: October 17, 2023	By:	/s/ Elyse M. McLaughlin
	Name:	Elyse M. McLaughlin
	Title:	Treasurer and Principal Accounting Officer